Exhibit 10.75
FIFTH AMENDMENT TO
DYNEGY INC.
COMPREHENSIVE WELFARE BENEFITS PLAN
WHEREAS, Dynegy Inc. (“Dynegy”) and certain of its affiliates have previously adopted the Dynegy Inc. Comprehensive Welfare Benefits Plan (the “Plan”) which includes components that are “group health plans” for purposes of the protected health information privacy rules enacted under the Health Insurance Portability and Accountability Act of 1996 (the “Act”) and the regulations promulgated thereunder (the “Regulations”); and
WHEREAS, Dynegy desires to amend the Plan with regard to certain privacy requirements imposed under the Act and Regulations on behalf of itself and all affiliates; and
WHEREAS, the Plan is a “hybrid entity,” as such term is defined in section 164.103 of the Regulations, which has designated those of its components that constitute “health care components,” as such term is defined in section 164.103 of the Regulations, has documented such designation as required pursuant to section 164.105(c)(1) of the Regulations and has established adequate separation between such health care components and the non-health care components as required by section 164.504 of the Regulations such that the terms of this Plan amendment shall only apply with respect to the designated health care components of the Plan; and
WHEREAS, such designated health care components of the Plan consist of the following (as such components are identified on Appendix B to the Plan document): the Dynegy Inc. Group Medical Plan, the Dynegy Inc. Employee Assistance Plan, the Dynegy Inc. Health Care Spending Account Program; the Dynegy Inc. Health Care Spending Account Program for Employees Covered Under a Collective Bargaining Agreement; and the medical benefits program of Medical and Group Term Life Insurance Plan for Retirees and Surviving Spouses;
NOW, THEREFORE, the Plan shall be and hereby is amended as follows, effective as hereinafter provided:
1. Effective as of April 14, 2003, Article XIV of the Plan is hereby amended in its entirety to provide as follows:

“ARTICLE XIV
RESTRICTIONS REGARDING
PROTECTED HEALTH INFORMATION
14.1 Purpose of Article. The purpose of this Article XIV is to cause the Plan to comply with the Act and the Regulations. This Article is to be construed and interpreted in accordance with such purposes. Terms used in this Article shall have the meanings set forth in the Regulations. In the event of a conflict between a Plan definition of a term and that provided in the Regulations, the definition in the Regulations shall govern for purposes of this Article XIV.
14.2 Definitions. For purposes of this Article XIV, the following terms shall have the following meanings:
(A)	Act: The Health Insurance Portability and Accountability Act of 1996.

(B)	Benefit Plans Committee: The Dynegy Inc. Benefit Plans Committee.

(C)
Business Associate: individual or entity, other than an employee of the Employer, that provides services to the Plan, such as a third party administrator, COBRA vendor or utilization review organization.

(D)	Contact Person: The person appointed to serve as contact person pursuant to Section 14.8 and Article III of the Manual for purposes of complaints.

(E)
Health Component: Any of the health components of the Plan designated as such by the Benefit Plans Committee consisting of: the Dynegy Inc. Group Medical Plan; the Dynegy Inc. Employee Assistance Plan; the Dynegy Inc. Health Care Spending Account Program; the Dynegy Inc. Health Care Spending Account Program for Employees Covered Under a Collective Bargaining Agreement; the medical benefits program of Medical and Group Term Life Insurance Plan for Retirees and Surviving Spouses; and any health maintenance organization offered as a benefit alternative under the Plan.

(F)	Manual: The Dynegy Inc. Comprehensive Welfare Benefits Plan Protected Health Information Policies and Procedures.

(G)	Non-Health Components: Components of the Plan other than the Health Components.

(H)	PHI: Individually identifiable health information which is protected pursuant to the Act and the Regulations.

(H)	Privacy Officer: The individual or entity appointed to serve as the Plan’s Privacy Officer pursuant to Section 14.7 and Article III of the Manual.

(I)	Regulations: The regulations promulgated pursuant to the Act at 45 C.F.R. Parts 160 and 164, Subpart E and, effective as of April 20, 2005, Subpart C.

(J)	Security Officer: Effective as of April 20, 2005, the individual or entity appointed to serve as the Plan’s Security Officer pursuant to Section 14.10.

(K)	SHI: Information that summarizes the claims history, claims expense or type of claims experienced by covered persons under the Plan as such term is described in Section 164.504 of the Regulations.
14.3 Provision of Information to the Employer Pursuant to Authorization. A Health Component may at any time disclose to and the Employer may receive from a Health Component PHI if such disclosure and use is pursuant to and in accordance with a valid authorization from the individual who is the subject of such information.
14.4 Provision of Summary Health Information to Employer. The Employer may receive from a Health Component and use PHI if the information consists solely of SHI and only if the Employer certifies to the fiduciaries of the Plan that the information is being requested for one or more of the following:
(A)	For the purpose of enabling the Employer to obtain premium bids from health insurers for providing health insurance coverage under the Health Component;

(B)	For purposes of determining whether and, if so, how to modify or amend the Health Component; or

(C)	For purposes of determining whether and, if so, how to terminate the Health Component, in whole or in part.

14.5 General Provision of Health Information to Employer. The Employer may receive from a Health Component and use PHI if (i) the Employer certifies in writing to the Plan’s fiduciaries that the Plan incorporates the restrictive provisions described in items (A) through (L) below with respect to its Health Components and the separation requirements described in Section 14.6 below and (ii) the Employer agrees to comply with the following restrictions and requirements regarding the PHI which is provided by a Health Component to the Employer:
(A)	The Employer will not use or further disclose the information other than as permitted or required by the Plan documents or as required by law or the Regulations as set forth in the Manual;

(B)
The Employer will ensure that any agents, including a subcontractor, to whom it provides PHI received from a Health Component agree to the same restriction and conditions that apply to the Employer with respect to such information;

(C)	The Employer will not use or disclose the information for employment-related actions and decisions or in connection with any other benefit or employee benefit plan of the Employer;

(D)	The Employer will report to the Plan any use or disclosure of the information that is inconsistent with the uses or disclosures provided for of which it becomes aware;

(E)	The Employer will make PHI available to Participants in accordance with Section 164.524 of the Regulations as set forth in the Manual;

(F)	The Employer will provide Participants with the right to amend their PHI and will incorporate any amendments to PHI in accordance with Section 164.526 of the Regulations as set forth in the Manual;

(G)
The Employer will provide to Participants an accounting of disclosures of their PHI for reasons other than treatment, payment or health’ care operations or pursuant to an authorization in accordance with Section 164.528 of the Regulations as set forth in the Manual;

(H)
The Employer will make its internal practices, books and records relating to the use and disclosure of PHI received from a Health Component available to the Secretary of Health and Human Services for purposes of determining compliance by the Health Component with the Regulations;

(I)
If feasible, the Employer will return or destroy all PHI received from a Health Component that the Employer still maintains in any form and retain no copies of such information when no longer needed for the purpose for which disclosure was made or if such return or destruction is not feasible, the Employer will limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible;

(J)	The Employer will ensure the adequate separation required pursuant to Section 14.6 below;

(K)
Effective as of April 20, 2005, the Employer will implement administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity, and availability of the electronic PHI that it creates, receives, maintains or transmits on behalf of the Plan (except with respect to enrollment and disenrollment information, SHI and PHI disclosed pursuant to an authorization under Section 164.508 of the Regulations) and shall ensure that any agents (including subcontractors) to whom it provides such electronic PHI agree to implement reasonable and appropriate security measures to protect such information; and

(L)	Effective as of April 20, 2005, the Employer will report to the Plan any security incident of which it becomes aware.
14.6 Adequate Separation. At all times, there shall be adequate separation between (i) the Health Components and the Employer and (ii) the Health Components and the Non-Health Components in accordance with the requirements imposed pursuant to Section 164.504(f)(2)(iii) and Section 164.105(a)(2)(ii) of the Regulations. In order to comply with such adequate separation requirements:
(A)
The only employees, classes of employees or other persons under the control of the Employer to be given access to PHI disclosed to the Employer or who receive PHI relating to treatment, payment under, health care operations of, or other matters pertaining to a Health Component in the ordinary course of business are those identified in new Appendix C to the Plan, a copy of which is attached hereto. Appendix C to the Plan may be revised and updated at the direction of the Privacy Officer. Effective as of April 20, 2005, the Employer will ensure that the provisions of this Section 14.5 are supported by reasonable and appropriate security measures to the extent that the designees have access to electronic PHI.

(B)
The access to and use by the Employer and the other individuals and entities described in item (A) above is restricted to (i) the Plan sponsor functions with respect to which the Firm is entitled to receive SHI pursuant to Section 14.4 above, (ii) uses and disclosures described in an authorization by a Plan Participant, (iii) uses and disclosures that are described to Plan Participants in the Plan’s notice of privacy practices and (iv) the Health Component administration functions that the Employer performs in connection with the operation and administration of the Health Component consisting of:

(i) Any of the following activities of the Health Component:
(1)
conducting quality assessment and improvement activities (provided that the obtaining of generalizable knowledge is not the primary purpose of any studies resulting from such activities) and related functions that do not include medical treatment;

(2)	evaluating health plan performance;

(3)
underwriting, premium rating, and other activities relating to the creation, renewal or replacement of a contract of health insurance or health benefits, and ceding, securing, or placing a contract for reinsurance of risk relating to claims for health care (including stop-loss insurance and excess of loss insurance), provided that the requirements of Section 164.514 of the Regulations are met, if applicable;

(4)	conducting or arranging for medical review, legal services, and auditing functions, including fraud and abuse detection and compliance programs;

(5)
business planning and development, such as conducting cost-management and planning-related analyses related to managing and operating the Health Component, including development or improvement of methods of payment or coverage policies; and

(6)
business management and general administrative activities of the Health Component, including, but not limited to management activities relating to implementation of and compliance with the requirements of the Act and the Regulations; Health Component participant service activities, including the provision of data analyses, provided that protected health information is not disclosed unless such disclosure is permissible under the Act and the Regulations; resolution of internal grievances; consistent with the applicable requirements of Section 164.514 of the Regulations, creation of deidentified health information.

(ii) Activities undertaken by the Health Component to obtain premiums or to determine or fulfill its responsibility for coverage and provision of benefits under the Health Component; or to obtain or provide reimbursement for the provision of health care; and the following activities to the extent they relate to the individual(s) to whom health care is provided by the Health Component:
(1)	determinations of eligibility or coverage (including coordination of benefits or the determination of cost sharing amounts), and adjudication or subrogation of health benefit claims;

(2)	risk adjusting amounts due based on enrollee health status and demographic characteristics;

(3)
billing, claims management, collection activities, obtaining payment under a contract for reinsurance (including stop-loss insurance and excess of loss insurance), and related health care data processing;

(4)	review of health care services with respect to medical necessity, coverage under the Health Component, appropriateness of care, or justification of charges;

(5)	utilization review activities, including precertification and preauthorization of services, concurrent and retrospective review of services; and

(6)
disclosure to consumer reporting agencies of any of the following protected health information relating to collection of premiums or reimbursement; name and address; date of birth; social security number; payment history; account number; and name and address of the health care provider and/or the Health Component.

(C)
In the event that any person described in item (A) of this section fails to comply with any of the requirements of this section or of section 14.5 above, the noncompliance shall be reported to the Plan’s Privacy Officer in a report describing the name of the noncompliant person and a summary of the details regarding such person’s noncompliance. Upon receipt of such report, the Plan’s Privacy Officer shall solicit a response from the person who has been reported as noncompliant giving such person the opportunity to contest the charge of noncompliance or to offer justification or other reasons why sanctions should not be imposed with respect to the noncompliance. The Plan’s Privacy Officer shall, after considering all details and facts and circumstances relating to an alleged act of noncompliance for which sanctions may be imposed pursuant to this item determine if a sanction should be imposed (which sanction may range from a warning that subsequent acts of noncompliance may result in significant penalties to proposed dismissal from employment or termination of contract, as applicable). Upon determination of a sanction and if the sanction may be imposed under the authority of the Plan’s Privacy Officer, the sanction shall be imposed. If the sanction requires action of the Employer, the Plan’s Privacy Officer shall confer with the appropriate executives of the Employer. If the Employer, following consideration of a proposed sanction from the Plan’s Privacy Officer for noncompliance with the requirements of sections 14.5 and 14.6 by a person or entity, determines not to impose such sanction, the Employer shall advise the Plan’s Privacy Officer. In such event, the Plan’s Privacy Officer must consider and propose an alternative sanction for the noncompliant person or entity.
14.7 Privacy Officer. The Benefit Plans Committee shall appoint a Privacy Officer for the Plan. The Benefit Plans Committee may remove the Plan’s then existing Privacy Officer at any time upon written notice provided that the Benefit Plans Committee has appointed a successor Privacy Officer to serve and such successor Privacy Officer has consented to act as Privacy Officer for the Plan. The Plan Privacy Officer shall have the responsibility to oversee all ongoing activities related to the development, implementation, maintenance of, and adherence to the Plan’s policies and procedures covering the privacy of, and access to, personal health information in compliance with federal and state laws and the Plan’s information privacy practices. The Plan Privacy Officer’s duties and responsibilities focus upon the operation and administration of the Plan (including activities conducted via the services of insurers, business associates, such as third-party administrators, COBRA vendors and utilization review organizations, and employees and agents of the Employer) and the activities of the Employer regarding the Plan in its capacity as sponsor of the Plan. In order to carry out such general powers, duties and responsibilities, the Plan’s Privacy Officer shall have the following specific powers, duties and responsibilities:
(A)	To develop and propose to the Plan fiduciaries a protected health information policy for the Plan, which policy when adopted shall become the Privacy Policy.

(B)
To provide development guidance and assist in the identification, implementation, and maintenance of information privacy policies and procedures in coordination with management and administration, and legal counsel.

(C)
To perform initial and periodic information privacy risk assessments and conduct related ongoing compliance monitoring activities in coordination with information privacy compliance and operational assessment functions.

(D)
To work with legal counsel and management, key departments, and committees to ensure the Employer has and maintains appropriate privacy and confidentiality consent, authorization forms, and information notices and materials reflecting current organization and legal practices and requirements.

(E)	To oversee, direct, deliver or ensure delivery of initial and privacy training and orientation to all individuals in the Employer’s workforce who may have access to PHI in connection with the Plan.

(F)
To participate in the development, implementation, and ongoing compliance monitoring of all trading partner and business associate agreements as a means of ensuring that all privacy concerns, requirements, and responsibilities are addressed.

(G)	To track and monitor access to PHI within the Employer in connection with the operation and administration of the Plan and its sponsorship by the Employer.

(H)	To establish rules to determine when to allow qualified individuals to review or receive a report on PHI privacy activity.

(I)
To work cooperatively with the Human Resources Department and other applicable Employer offices/personnel in overseeing Plan Participants’ rights to inspect, amend and restrict access to PHI when appropriate.

(J)
To establish and administer a process for receiving, documenting, tracking, investigating and taking action on all complaints concerning privacy policies and procedures in coordination and collaboration with other similar functions and, when necessary, with legal counsel.

(K)	To ensure compliance with privacy practices and consistent application of sanctions for failure to comply with Plan privacy policies for all individuals in the Employer’s workforce.

(L)	To initiate, facilitate and promote activities to foster information privacy awareness within the Employer.

(M)
To review all system-related information security plans throughout the Employer’s network to ensure alignment between security and privacy practices and to act as a liaison to the information systems department.

(N)	To work with all Employer personnel and Business Associates to ensure full coordination and cooperation under the Plan’s privacy policies and procedures and legal requirements.

(O)	To maintain current knowledge of applicable federal and state privacy laws and monitor advancements in information privacy technologies to ensure organizational adaptation and compliance.
14.8 Contact Person. As provided in the Manual, the Benefit Plans Committee shall appoint a Contact Person (which may be the same individual, office or entity as is serving as the Privacy Officer). The Benefit Plans Committee may remove the Plan’s then existing Contact Person at any time upon written notice provided that if the Benefit Plans Committee has not appointed a successor Contact Person to serve, the Privacy Officer shall serve as the Contact Person. The Contact Person shall have the duties and responsibilities set forth in the Manual.
14.9 Disciplinary Proceedings. The purpose of this Section 14.9 is to establish appropriate disciplinary sanctions and proceedings with respect to failures to comply with the privacy standards established by the Act and the Regulations or the policies and procedures set forth in the Manual. Any complaint brought pursuant to the Plan’s complaint procedure which involves an alleged failure to comply with HIPAA, the Regulations, the terms of this Amendment or the Manual shall be referred to the Privacy Officer for consideration as to disciplinary sanctions and proceedings under this Section 14.9. Similarly, if the Privacy Officer becomes aware of any other failure to comply with HIPAA, the Regulations, the terms of this amendment or the Manual, the Privacy Officer shall consider whether such matter is appropriate for disciplinary sanctions and proceedings under this Section 14.9. If the complaint or other failure involves the actions of a Business Associate, the appropriate disciplinary sanctions and proceedings shall be conducted under the terms of the Business Associate agreement. If the complaint or other failure involves the actions of the individuals responsible for the administration of the Plan identified in Section 14.6(A) the appropriate disciplinary sanctions and proceedings will be conducted under Section 14.6(C). If the complaint or other failure involves the actions of any other employee or any agent of the Employer, the appropriate disciplinary sanctions and proceedings shall be conducted under this Section 14.9. In the case of either an unresolved complaint or other failure described in Section 14.5(A), the Privacy Officer shall solicit a response from the person or agent who has been reported as noncompliant, giving the person or agent the opportunity to contest the charge of noncompliance or to offer justification or other reasons why disciplinary sanctions should not be imposed with respect to the noncompliance. The Privacy Officer shall, after considering all details and facts and circumstances relating to such an alleged act of noncompliance, determine if a disciplinary sanction is warranted (which sanction may range from a warning to dismissal from employment, or in the case of an agent, termination of the agency agreement). Upon determination of a disciplinary sanction and if the sanction may be imposed under the authority of the Privacy Officer, the disciplinary sanction shall be imposed. If the disciplinary sanction requires approval of the Employer, the Privacy Officer shall confer with the appropriate managers of the Employer. If the Employer, following consideration of a recommended disciplinary sanction from the Privacy Officer, determines not to impose such disciplinary sanction, the Employer shall advise the Privacy Officer. In such event, the Privacy Officer must consider and propose an alternative disciplinary sanction for the noncompliant person or agent. The Privacy Officer shall ensure that the imposed disciplinary sanction is adequately communicated to the violator and is enforced. In the event that a disciplinary sanction triggers any rights of appeal (for instance, under a collective bargaining agreement), all such rights of appeal shall be available to the violator. In the case of any such appeal proceedings, the identity of the individual whose privacy rights were violated shall be removed to the extent feasible.
14.10 Security Officer. Effective as of April 20, 2005, the Benefit Plans Committee shall appoint a Security Officer for the Plan. The Benefit Plans Committee may remove the Plan’s then existing Security Officer at any time upon written notice provided that the Benefit Plans Committee has appointed a successor Security Officer for the Plan. In general, the Security Officer shall have the responsibility to oversee all ongoing activities related to the development, implementation, maintenance of, and adherence to the Plan’s policies and procedures covering the security of, and access to electronic personal and protected health information in compliance with the federal and state laws and the Plan’s information security practices. The Plan Security Officer’s duties and responsibilities shall focus upon the operation and administration of the Plan (including activities conducted via the services of insurers, business associates, such as third-party administrators, COBRA vendors and utilization review organizations, and employees and agents of the Employer) and the activities of the Employer regarding the Plan in its capacity as sponsor of the Plan. In order to carry out such general powers, duties and responsibilities, the Plan’s security officer shall have such specific powers, duties and responsibilities as may be specified from time to time by the Employer or its designee.

14.11 Implementation Authority. The Employer shall have the authority to enter into and enforce on behalf of the Plan such contracts and agreements (including, specifically, Business Associate agreements) as may be appropriate or necessary to cause the Plan to satisfy its obligations under HIPAA and the Regulations.
14.12 Indemnification. The Employer shall indemnify and hold harmless each employee of the Employer who is identified in Section 14.6(A) as a person who to be given access to or receive PHI against any and all expenses and liabilities arising’ out of such employee’s administrative functions or fiduciary responsibilities in connection with violations of HIPAA and the Regulations, including but not limited to, any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such employee in the performance of such functions or responsibilities, but excluding expenses and liabilities arising out of such employee’s own gross negligence or willful misconduct. Expenses against which such person shall be indemnified include, but are not limited to, the amounts of any settlement, judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought. This Section shall not, however, apply to, and the Employer shall not indemnify against, any expense that was incurred without the consent or approval of the Employer, unless such consent or approval has been waived in writing by the Employer.”

2. Effective as of January 1, 2006, Article V of the Dynegy Inc. Health Care Spending Account Program, a Constituent Benefit Program under the Plan, is hereby amended by adding new Section 5.7 to provide as follows:
“5.7 Grace Period For Program Benefits. Notwithstanding any provision of the Program to the contrary, amounts remaining credited to a Program Participant’s Health Care Spending Account at the close of a Program Year may be used to reimburse Covered Health Care Expenses incurred during the period beginning immediately after the close of such Program Year and ending two months and fifteen days after the close of such Program Year (the “Grace Period”) under the following conditions:
(a) Applicability. In order for an individual to be reimbursed for Covered Health Care Expenses during a Grace Period from amounts credited to a Program Participant’s Health Care Spending Account at the close of the Program Year to which such Grace Period relates (“Prior Program Year Health Care Spending Account Amounts”), such individual must be either (1) a Program Participant who has a Participation Agreement in effect on the last day of the Program Year or (2) a “qualified beneficiary” (as such term is defined under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)) who has COBRA continuation coverage under the Program on the last day of the Program Year.
(b) No Cash-Out or Conversion. Prior Program Year Health Care Spending Account Amounts may not be cashed out or converted to any other taxable or nontaxable benefit.
(c) Reimbursement of Grace Period Expenses. Covered Health Care Expenses incurred during a Grace Period and determined to be reimbursable by the Plan Administrator will be reimbursed and charged first against any available Prior Program Year Health Care Spending Account Amounts and then against any amounts that are available to reimburse Covered Health Care Expenses incurred during the current Program Year. All claims for reimbursement under the Program will be paid in the order in which they are approved by the Plan Administrato. Once paid, a claim will not be reprocessed or otherwise recharacterized so as to pay it (or treat it as paid) from amounts attributable to a different Program Year.
(d) Run-Out Period and Forfeitures. Claims for reimbursement of Covered Health Care Expenses incurred during a Program Year or its related Grace Period must be submitted no later than the April 30 following the close of the Program Year in order to be reimbursed from Prior Program Year Health Care Spending Account Amounts. Any Prior Program Year Health Care Spending Account Amounts that remain after all the reimbursements have been made for a Program Year and its related Grace Period shall not be carried over to reimburse the Program Participant for expenses incurred after the Grace Period ends. The Program Participant shall forfeit all rights with respect to such amounts and shall be subject to the Program’s provisions regarding forfeitures in Section 5.6.”

3. Effective as of January 1, 2006, Article V of the Dynegy Inc. Dependent Care Spending Account Program, a Constituent Benefit Program under the Plan, is hereby amended by adding new Section 5.7 to provide as follows:
“5.7 Grace Period For Program Benefits. Notwithstanding any provision of the Program to the contrary, amounts remaining credited to a Program Participant’s Dependent Care Spending Account at the close of a Program Year may be used to reimburse Covered Employment Related Expenses incurred during the period beginning immediately after the close of such Program Year and ending two months and fifteen days after the close of such Program Year (the “Grace Period”) under the following conditions:
(a) Applicability. In order for an individual to be reimbursed for Covered Employment Related Expenses during a Grace Period from amounts credited to a Program Participant’s Dependent Care Spending Account at the close of the Program Year to which such Grace Period relates (“Prior Program Year Dependent Care Spending Account Amounts”), such individual must be a Program Participant who has a Participation Agreement in effect on the last day of the Program Year.
(b) No Cash-Out or Conversion. Prior Program Year Dependent Care Spending Account Amounts may not be cashed out or converted to any other taxable or nontaxable benefit
(c) Reimbursement of Grace Period. Expenses-Covered Employment Related Expenses incurred during a Grace Period and determined to be reimbursable by the Plan Administrator will be reimbursed and charged first against any available Prior Program Year Dependent Care Spending Account Amounts and then against any amounts that are available to reimburse Covered Employment Related Expenses incurred during the current Program Year. All claims for reimbursement under the Program will be paid in the order in which they are approved by the Plan Administrator. Once paid, a claim will not be reprocessed or otherwise recharacterized so as to pay it (or treat it as paid) from amounts attributable to a different Program Year.

(d) Run-Out Period and Forfeitures. Claims for reimbursement of Covered Employment Related Expenses incurred during a Program Year or its related Grace Period must be submitted no later than the April 30 following the close of the Program Year in order to be reimbursed from Prior Program Year Dependent Care Spending Account Amounts. Any Prior Program Year Dependent Care Spending Account Amounts that remain after all the reimbursements have been made for a Program Year and its related Grace Period shall not be carried over to reimburse the Program Participant for expenses incurred after the Grace Period ends. The Program Participant shall forfeit all rights with respect to such amounts and shall be subject to the Program’s provisions regarding forfeitures in Section 5.6.”
4. Effective as of January 1, 2006, Article V of the Dynegy Inc. Health Care Spending Account Program For Employees Covered Under A Collective Bargaining Agreement, a Constituent Benefit Program under the Plan, is hereby amended by adding new Section 5.7 to provide as follows:
“5.7 Grace Period For Program Benefits. Notwithstanding any provision of the Program to the contrary, amounts remaining credited to a Program Participant’s Health Care Spending Account at the close of a Program Year may be used to reimburse Covered Health Care Expenses incurred during the period beginning immediately after the close of such Program Year and ending two months and fifteen days after the close of such Program Year (the “Grace Period”) under the following conditions:
(a) Applicability. In order for an individual to be reimbursed for Covered Health Care Expenses during a Grace Period from amounts credited to a Program Participant’s Health Care Spending Account at the close of the Program Year to which such Grace Period relates (“Prior Program Year Health Care Spending Account Amounts”), such individual must be either (1) a Program Participant who has a Participation Agreement in effect on the last day of the Program Year or (2) a “qualified beneficiary” (as such term is defined under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”)) who has COBRA continuation coverage under the Program on the last day of the Program Year.

(b) No Cash-Out or Conversion. Prior Program Year Health Care Spending Account Amounts may not be cashed out or converted to any other taxable or nontaxable benefit.
(c) Reimbursement of Grace Period Expenses. Covered Health Care Expenses incurred during a Grace Period and determined to be reimbursable by the Plan Administrator will be reimbursed and charged first against any available Prior Program Year Health Care Spending Account Amounts and then against any amounts that are available to reimburse Covered Health Care Expenses incurred during the current Program Year. All claims for reimbursement under the Program will be paid in the order in which they are approved by the Plan Administrator. Once paid, a claim will not be reprocessed or otherwise recharacterized so as to pay it (or treat it as paid) from amounts attributable to a different Program Year.
(d) Run-Out Period and Forfeitures. Claims for reimbursement of Covered Health Care Expenses incurred during a Program Year or its related Grace Period must be submitted no later than the April 30 following the close of the Program Year in order to be reimbursed from Prior Program Year Health Care Spending Account Amounts. Any Prior Program Year Health Care Spending Account Amounts that remain after all the reimbursements have been made for a Program Year and its related Grace Period shall not be carried over to reimburse the Program Participant for expenses incurred after the Grace Period ends except as provided under Section 5.6(b). The Program Participant shall forfeit all rights with respect to such amounts and such amounts shall be applied as provided under Section 5.6(b).”
5. Effective as of January 1, 2006, Article V of the Dynegy Inc. Dependent Care Spending Account Program For Employees Covered Under A Collective Bargaining Agreement, a Constituent Benefit Program under the Plan, is hereby amended by adding new Section 5.7 to provide as follows:
“5.7 Grace Period For Program Benefits. Notwithstanding any provision of the Program to the contrary, amounts remaining credited to a Program Participant’s Dependent Care Spending Account at the close of a Program Year may be used to reimburse Covered Employment Related Expenses incurred during the period beginning immediately after the close of such Program Year and ending two months and fifteen days after the close of such Program Year (the “Grace Period”) under the following conditions:
(a) Applicability. In order for an individual to be reimbursed for Covered Employment Related Expenses during a Grace Period from amounts credited to a Program Participant’s Dependent Care Spending Account at the close of the Program Year to which such Grace Period relates (“Prior Program Year Dependent Care Spending Account Amounts”), such individual must be a Program Participant who has a Participation Agreement in effect on the last day of the Program Year.

(b) No Cash-Out or Conversion. Prior Program Year Dependent Care Spending Account Amounts may not be cashed out or converted to any other taxable or nontaxable benefit.
(c) Reimbursement of Grace Period Expenses. Covered Employment Related Expenses incurred during a Grace Period and determined to be reimbursable by the Plan Administrator will be reimbursed and charged first against any available Prior Program Year Dependent Care Spending Account Amounts and then against any amounts that are available to reimburse Covered Employment Related Expenses incurred during the current Program Year. All claims for reimbursement under the Program will be paid in the order in which they are approved by the Plan Administrator. Once paid, a claim will not be reprocessed or otherwise recharacterized so as to pay it (or treat it as paid) from amounts attributable to a different Program Year.
(d) Run-Out Period and Forfeitures. Claims for reimbursement of Covered Employment Related Expenses incurred during a Program Year or its related Grace Period must be submitted no later than the April 30 following the close of the Program Year in order to be reimbursed from Prior Program Year Dependent Care Spending Account Amounts. Any Prior Program Year Dependent Care Spending Account Amounts that remain after all the reimbursements have been made for a Program Year and its related Grace Period shall not be carried over to reimburse the Program Participant for expenses incurred after the Grace Period ends. The Program Participant shall forfeit all rights with respect to such amounts and shall be subject to the Program’s provisions regarding forfeitures in Section 5.6.”
6. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused this Fifth Amendment to the Plan to be executed this 18th day of May 2006, to be effective as provided above.

DYNEGY INC.
By:	/s/ [ILLEGIBLE]
Title: Chairman, BPC

Appendix C
Dynegy Inc. Comprehensive Welfare Benefits Plan
Employees and Other Individuals to be Given Access to PHI
1.
Individuals employed by or providing services to the division of the Employer’s Human Resources Department that deals with the administration and processing of benefit claims under the Health Components;

2.	The Benefit Plans Committee;

3.	The Privacy Officer;

4.	The Contact Person;

5.	Personnel in the Employer’s payroll and information systems departments who may receive information as to whether an individual is enrolled in the Plan or has disenrolled;

6.	Effective as of April 20, 2005, the Security Officer.